Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


After the recapitalization described in Note 10 to the Company's consolidated financial statements is effected, we expect to be in a position to render the following consent.



                                                            ARTHUR ANDERSEN LLP


Roseland, New Jersey
July 2, 1996




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Interpool Limited:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement.




Roseland, New Jersey
___________, 1996